Exhibit 23.1


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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Stanley Works Stock Option Plan for Non-Employee Directors of our report dated January 31, 1995, with respect to the consolidated financial statements of The Stanley Works incorporated by reference in the Annual Report (Form 10-K) of The Stanley Works for the fiscal year ended
December 31, 1994, and our report dated March 24, 1995, with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                             ERNST & YOUNG LLP





  Hartford, Connecticut
  September 6, 1995



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